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DCB FINANCIAL CORP - 8-K                                   Filing Date: 7/22/04
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                                   EXHIBIT 99
FOR IMMEDIATE RELEASE                                    CONTACT:
Thursday July 22, 2004                                   John A. Ustaszewski
                                                         Chief Financial Officer
                                                         (740) 657-7000

              DCB FINANCIAL CORP ANNOUNCES SECOND QUARTER EARNINGS


LEWIS CENTER, Ohio, July 22, -- DCB Financial Corp, (OTC Bulletin Board DCBF) announced earnings of $0.65 per share for the three months ended June 30, 2004. The increase in earnings from the first quarter 2004's $0.33 per share is mainly attributed to the previously announced sale of DCBF's investment in ProCentury during April 2004.

"DCB was able to take advantage of the large gain from the sale of ProCentury by restructuring long-term Federal Home Loan Bank debt, amortization on some large pre-paid items, and reducing some other non-earning balance sheet items," said Jeff Benton, President and CEO. "We also were able to increase our allowance for loan and lease losses to keep pace with the outstanding loan growth we've experienced during 2004." Benton added, "We've really concentrated on growing future earnings in order to reach our goal of becoming a high performance bank. Reducing high-cost debt and removing non-earning assets from the balance sheet will help us achieve that goal."

The Bank reached a new high in total loans of $438.4 million at the end of the second quarter compared to $388.0 million at the end of the second quarter 2003, representing 13% annual growth. Total loans are up $33 million or an annualized 16.5% from year-end 2003, while the allowance for loan and lease losses ended the quarter at 104 basis points. Despite the strong loan growth, credit quality showed improvement. Non-accrual loans declined to $1.9 million at June 30, 2004 from $2.9 million at the end of the second quarter 2003. Additionally, annualized net charge-offs for the quarter were 26 basis points compared to 30 basis points for the same period 2003. Delinquent loans over 30 days remained stable period to period, increasing slightly to 2.0% from 1.9%.

Net interest income was $4.6 million for the three months ended June 30, 2004, compared to $4.8 million for the same period in 2003. The approximate $200 thousand decrease was mainly attributed to reduced margins due to the sluggish interest rate environment, and to the accelerated amortization of dealer reserve expense. The Company's net interest margin declined to 3.70% on average earning assets of $570.6 million. This compares to 4.06% for the three months ended June 30, 2003.

Total non-interest expense declined to $4.3 million from $4.5 million or 4.4%, for the current period ended June 30, 2004, compared to the same period in 2003. The reduction was primarily the result of a decrease in salaries and benefits expenses, and a drop in professional and legal fees.

The Board of Directors has declared a dividend of $0.11 per share payable August 16, 2004 to shareholders of record as of July 30, 2004.


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DCB FINANCIAL CORP - 8-K                                   Filing Date: 7/22/04
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DCB Financial Corp (the "Corporation") is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the "Bank") a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 15 full-service branch offices located in Delaware and the surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions, however such services are not a significant part of its current operations or revenues.


APPLICATION OF CRITICAL ACCOUNTING POLICIES
DCB's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.

The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation's 2003 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.



FORWARD-LOOKING STATEMENTS
Certain statements in this report constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company (the "Bank"). Where used in this report, the word "anticipate," "believe," "estimate," "expect," "intend," and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management's belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political




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DCB FINANCIAL CORP - 8-K                                   Filing Date: 7/22/04
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conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Commission.

The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.




SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 22, 2004 Press Release

                               DCB FINANCIAL CORP
                       Key Ratios and Other Financial Data
                                   (Unaudited)
                             (Dollars in thousands)

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
                                                             Three Months Ended $(000)
                                                      -------------------------------------------
                                                      6/30/04          6/30/03           12/31/03
                                                      -------          -------           --------
Key Financial Information:
-------------------------

Net interest income                                  $  4,586          $  4,762          $  4,759

Provision for loan and lease losses                       443               355               355

Non-interest income                                     3,874             1,887             1,705

Non-interest expense                                    4,328             4,517             4,216

Net income                                              2,558             1,208             1,311

Loan balances (average)                               424,366           375,530           399,712

Deposit balances (average)                            436,315           433,404           445,810

Basic and diluted earnings per common share          $   0.65          $   0.31          $   0.33

Total shares outstanding (000)                          3,935             3,935             3,935


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DCB FINANCIAL CORP - 8-K                                   Filing Date: 7/22/04
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SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 22, 2004 Press Release


                                                                                  Three Months Ended
                                                                        --------------------------------------
                                                                        6/30/04        6/30/03        12/31/03
                                                                        -------        -------        --------
Key ratios:
----------

Return on average assets                                                  1.79%           .93%          0.94%

Return on average shareholders' equity                                   19.85%         10.02%         10.64%

Non-interest expense to average assets                                    0.76%          0.90%          0.76%

Efficiency ratio                                                         56.89%         67.96%         64.43%

Net interest margin                                                       3.70%          4.06%          3.72%

Equity to assets at period end                                            8.97%          9.24%          8.98%

Allowance for loan losses as a percentage of period-end loans             1.04%          1.11%          1.07%

Total allowance for losses on loans to non-performing loans             246.10%        150.95%        268.34%

Non-performing loans to total loans (net)                                 0.43%          0.74%          0.40%



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